UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On June 11, 2014, the Audit Committee of ZaZa Energy Corporation (“we,” “our” or the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm. The Company’s Board of Directors ratified the Audit Committee’s action.

None of E&Y’s reports on the Company’s consolidated financial statements for the Company’s two most recent fiscal years (the years ended December 31, 2013 and December 31, 2012) contained any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for E&Y’s report on the Company’s consolidated financial statements as of December 31, 2013 and December 31, 2012, and for the years then ended, which were modified as to uncertainty because of substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make a reference to the matter in its reports on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except that, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company identified the following material weaknesses in the Company’s internal control over financial reporting as of December 31, 2012:

•                  Failure of coordination between our personnel that made our determinations of well outcomes and our personnel that prepare our financial statements

•                  (A) the tax complexities of our merger (the “Merger”) with Toreador Resources Corporation, (B) the tax implications of our disposition of our foreign operations and (C) the communication amongst those internal and external individuals preparing such provisions and financial statements.

As a result of the above material weaknesses, there were material errors in the Company’s write-off of exploration costs associated with a failed lateral portion of an exploratory well in the fourth quarter of 2012 and material errors in the calculation of certain income taxes attributable to the Merger in the first quarter of 2012 and the subsequent disposition of our foreign assets in the fourth quarter of 2012, and those errors were corrected prior to the issuance of the Company’s financial statements. The above reported material weaknesses were remediated, and the Company reported no material weaknesses in its internal control over financial reporting as of December 31, 2013 in its Annual Report on Form 10-K for the year ended December 31, 2013.

The Company provided E&Y with a copy of this Current Report on Form 8-K and requested E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. E&Y’s letter is attached as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

The Company’s Audit Committee appointed BDO USA, LLP (“BDO”) as its new independent registered public accounting firm as of June 11, 2014. During the Company’s two most recent fiscal years and through the date hereof, the Company has not consulted BDO regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP dated June 13, 2014, addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014

ZaZa Energy Corporation

By:	/s/ Todd A.Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP dated June 13, 2014, addressed to the Securities and Exchange Commission